EXHIBIT 10.132

                                    GTSI CORP
                         INTERIM RELATIONSHIP AGREEMENT

This Interim Relationship Agreement (the "Agreement"), is entered into on the 18th day of November, 2005 ("Effective Date") by and between GTSI Corp., a Delaware corporation with its principal location at 3901 Stonecroft Boulevard, Chantilly, Virginia, 20151-1010, and all of its subsidiaries ("GTSI"), and HiEnergy Technologies, Inc., a Delaware Corporation, doing business at 1601B Alton Parkway, Irvine, CA 92606, and all of its subsidiaries ("Vendor").

In exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Vendor and GTSI agree as follows:

1) Right to Resell. During the term of this Agreement, Vendor grants to GTSI and GTSI accepts the non-exclusive right to resell the products listed in Exhibit A ("Products").

2) Vendor Warranty. Vendor warrants that the Products will perform substantially in accordance with the Documentation and other specifications published by Vendor.

3) Regulatory Compliance. Vendor shall comply with the following Federal Acquisition Regulation (FAR) clauses: (i) 52.212-4 Contract Terms and Conditions
- Commercial Items; (ii) 52.222-26, Equal Opportunity; (iii) 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era; (iv) 52.222-36, Affirmative Action for Workers with Disabilities; (v) 52.225-1, Buy American Act -- Balance of Payments Program -- Supplies; (vi) 52.225-2, Buy American Act Balance of Payments Program Certificate; (vii) 52.225-5, Trade Agreements; (viii) 52.249-2, Termination for Convenience of the Government (Fixed-Price); and (ix) 52.249-8, Default (Fixed-Price Supply and Service). For purposes of this Agreement and any orders issued hereunder, the term "contract" shall mean this Agreement; the term "Contractor" shall mean Vendor; the term "Government" and "Contracting Officer" shall mean GTSI, unless the function to be performed can only be performed by the Government.

4) Software License Grant. During the term of this Agreement Vendor grants to GTSI a non-exclusive, non-transferable license to distribute the Interrogator software ("Software") to GTSI customers ("License"). The Software shall be and remain the sole and exclusive products of Vendor and GTSI shall have no rights whatsoever in or to the Software. GTSI agrees not to remove from any copies of the Software any statements appearing thereon regarding copyrights or proprietary rights of Vendor. GTSI shall not copy (in any form), distribute, sell, lease, assign, encumber, license or sub-license this Software or programs written using this Software, including derivative modifications or extensions of them, to any GTSI Customer or other party without prior written consent from Vendor. GTSI hereby acknowledges and agrees that the Software may be licensed by Vendor to other users without limitation of any kind. GTSI acknowledges that the license granted hereby extends solely to GTSI Customer and that Software shall not be used by any other division, subsidiary or affiliated entity. GTSI acknowledges that the computer program, manuals and related data which comprise or are related to the Software are proprietary products of Vendor who retains all rights, title and interest, including copyright to these products. GTSI agrees that the Software source code of Interrogator(TM) constitutes protected information, which is equivalent to trade secret information of Vendor, whether or not any portion thereof is or may be the subject of a valid copyright or patent. GTSI agrees not to reverse assemble, reverse compile, reverse engineer or otherwise attempt to discover the source code of any of the Software, except to the extent GTSI may be expressly permitted by HiEnergy. The Software is subject to the U.S. Governments Restricted Rights Legend and use, duplication, or disclosure by the Government is subject to restrictions set forth in Subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 52.227-7013 of the Department of Defense Federal Acquisition Regulations (FAR). The software is provided subject to Vendor's standard commercial software license ("Commercial License"); provided, however, software acquired for use within or for any United States federal agency is provided with "LIMITED RIGHTS" and "RESTRICTED RIGHTS" as defined in DFARS 252.227-7015 and FAR 52.227-19.

4) Order Cancellation. GTSI may cancel without penalty or cost any order for which the underlying order by a GTSI customer has been canceled prior to acceptance and GTSI may return for a full refund and without penalty any Products received by GTSI in connection with such order.

5) Delivery Schedule. In the event Vendor is unable to deliver GTSI's entire order according to the delivery schedule, GTSI may, at its sole option, (i) cancel the order without penalty, or (ii) accept partial delivery, in which event such delivery shall be separately invoiced and paid for. If GTSI accepts partial delivery, it may cancel the remainder of its order at any time at least five (5) days prior to Vendor's shipment of the remaining portion.

6) Pricing. (i) The prices for Products shall be sold for the term of this Agreement to GTSI at no higher price than the price set forth in Exhibit A hereto. The stated prices and discounts on Exhibit A shall be firm.

            (ii) Due to the various discounts levels Vendor may provide GTSI for the different prime contract vehicles, GTSI may sometimes purchase Products from Vendor at one general pricing level (often open market pricing) and reconcile the difference between the price paid for the Products and the price set forth in Exhibit A. GTSI will provide Vendor with a reconciliation report on a quarterly basis and Vendor agrees to refund or credit GTSI the delta between the price paid for the Products and the price set forth in Exhibit A.

7) Controlling Terms and Conditions. The terms and conditions of this Agreement shall apply to each order accepted or shipped by Vendor hereunder. Vendor agrees that any terms or conditions contained in any acknowledgment, invoice or other form issued by Vendor shall not be binding on GTSI to the extent that such terms and conditions are additional to or inconsistent with those contained in this Agreement, and no act of GTSI other than an express agreement in writing shall be deemed an acceptance of any such term or condition.

8) Payment Terms. Payment terms shall be net 45 days from receipt of Vendor's invoice.

9) Relationship of the Parties. The only relationship between GTSI and Vendor which is intended to be created by this Agreement is that of independent contractors, and neither party shall be nor represent itself to be an agent, employee, partner or joint venture of the other, nor shall either party transact any business in the name of the other, or on the other's behalf, or in any manner or form make promises, representations, or warranties or incur any liability, direct or indirect, contingent or fixed, for or on behalf of the other party

10) Indemnification; Limitation on Liability. Each party shall indemnify and save the other harmless from and against any and all liability for injury to persons or property occasioned wholly or in part by an act or omission of the other party, its sub-contractors, affiliates, suppliers, or employees, including any and all expense, legal or otherwise, incurred by the injured party in the claim or suit, actual or threatened, arising out of the use of the product or services performed under this Agreement; provided, however, that each party shall not be liable for injury to persons or property caused by the sole negligence of the other party, its agents or employees. Each Party shall notify the other within thirty (30) days of any claim or suit filed against the injured party which is covered by this indemnification provision and shall authorize representatives of the other party to settle or defend any such claim or suit and to represent the injured party in, or to take charge of, any litigation in connection therewith.

Except as otherwise specifically provided in this Agreement, each party shall provide reasonable cooperation and assistance and keep the other party informed of the progress of the defense of any claim or suit and will confer with each other on strategies for the defense and settlement of the claim. Each party's obligation to indemnify the other shall be reduced to the extent each Party's negligence contributed to the liability.

11) Infringement. Vendor will indemnify, defend, and hold harmless at its expense any claim or suit, actual or threatened, brought against GTSI, its affiliates, shareholders, directors, officers, employees, contractors, agents and customers alleging (i) any product infringes a patent, copyright, trade mark, trade secret or other intellectual property right; (ii) any Product is in any way defective or does not conform to Vendor's published specifications, warranty, Documentation, advertisements or trade representations; and/or (iii) any act or omission to act by Vendor or its subcontractors and will pay all costs and damages finally awarded, if GTSI provides Vendor (1) written notice within thirty (30) days of the claim; (2) all information reasonably requested that GTSI possesses about the claim; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim. In the event the product is held or is believed by Vendor to infringe, Vendor shall have the option, at its expense, to (a) modify the product to be non-infringing; (b) obtain for Customer, at Vendor's expense, a license to continue using the product; or (c) refund the replacement cost for the product. Vendor is not obligated to indemnify GTSI under this provision if the claim results only from: (i) the unauthorized use of the product with other products not furnished or specified by Vendor provided there is a substantial non-infringing use for the product; or
(ii) unauthorized modifications to the product that are not made by Vendor or that are not made in accordance with Vendor's instructions.

      11.2 EXCEPT FOR VENDOR'S IP INDEMNIFICATION OBLIGATIONS SET FORTH ABOVE IN
      SECTION 11 ABOVE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

When under the authorization and consent of the United States Government to infringe United States patents (see FAR 52.227-1), Vendor's liability for infringement of such patents pursuant to such performance shall be limited to the extent of the obligation of GTSI to indemnify or hold harmless the United States Government.

12) Compliance with Laws . Both parties and their duly authorized representatives shall comply, at their own expense, with all applicable federal, state, and local laws, statues, ordinances, administrative or executive orders, regulations, and rules. As may be required by law, both parties agree to submit all reports, certifications, and other documents and shall provide all product information related to the handling of the products purchased under this Agreement.

Both parties agree to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that the product is not (1) exported, directly or indirectly, in violation of Export Laws; or (2) intended to be used for any purposes prohibited by the Export Laws.

13) Force Majeure, Neither party is liable for failing to fulfill its obligations due to causes beyond its reasonable control and without its fault or negligence. Examples of such causes include but are not limited to (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. Each party must use reasonably best efforts to notify the other party of conditions that are expected to result in a delay in or failure of performance ("Force Majeure Conditions") within three (3) working days of the occurrence. If a Force Majeure Condition, which limits, delays or prevents the Vendor from performing its obligations under this Agreement, GTSI may elect to:
(1) terminate an Order without any cost or penalty or (2) suspend an Order for the duration of the Force Majeure Condition.

15) Term. This Agreement shall commence on the Effective Date and remain effective for a period of six months. After such six month period, GTSI shall review the status of the Agreement and determine, in its sole discretion, whether to extend the term. If at such time, there is no discernable revenue or any forecasting of revenues, the relationship shall immediately terminate upon ten (10) days prior written notice. However, after Vendor receives notice of GTSI's intent to terminate, should the Vendor desire to remain on a specific contract vehicle, GTSI may assess a reasonable fee, not to exceed $5,000.00 per quarter for two consecutive quarters, for each specific contract vehicle.

16) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without regards to the conflicts of law principles thereof, as applied to contracts entered into and/or performed entirely in that jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods (1980). Notwithstanding the foregoing, any provision in this Order that is (i) incorporated in full text or by reference form, or substantially based on, the Federal Acquisition Regulation ("FAR") or similar governmental authority shall be construed and interpreted according to the federal common law of government contracts as applied by federal judicial bodies, Boards of Contract Appeals, and quasi-judicial agencies of the federal Government.

17) Disputes. Any dispute not disposed of within one-hundred twenty (120) days from the date either party receives written notification from the other party of the dispute, regardless of the causes of action alleged, will be resolved by arbitration in the Commonwealth of Virginia, before a single arbitrator who is knowledgeable in diagnostic equipment and technologies. Such arbitration will be conducted pursuant to the then current Commercial Arbitration Rules of the American Arbitration Association The Arbitrator shall be bound to follow the applicable subcontract provisions and the laws of the Commonwealth of Virginia and the federal substantive and procedural law of arbitration in adjudicating the dispute. Both Parties may appeal the Arbitrator's decision and may take any action, judicial or administrative, to appeal and overturn this decision. The arbitrator shall not have the power to award punitive or exemplary damages. Each Party will bear its own attorneys' fees and costs related to the arbitration. Any claim or action must be brought within two (2) years after the cause of such action.

GTSI Corp.                               HiEnergy Technologies, Inc.

By:________________________________      By:____________________________________

Print Name/Title:__________________      Name/Title:____________________________

Date:______________________________      Date:__________________________________

                                    EXHIBIT A

                   VENDOR PRODUCTS; LIST PRICES; GTSI's PRICE

GTSI Pricing MATRIX
COPY TO SHIRLEY THOMPSON
--------------- ------------- ----------------------- ---------------- --------------- ----------------
 VENDOR NAME    VENDOR PART   PRODUCT                 COMMERCIAL        Actual Street  GTSI COST
                     #        DESCRIPTION @ QTY 1     LIST, MSRP, @     Price/sales    -discount
                                                      QTY 1             price
                                                                        Quantity One
                                                                        OR GSA Price
--------------- ------------- ----------------------- ---------------- --------------- ----------------
--------------- ------------- ----------------------- ---------------- --------------- ----------------
HiEnergy        SIEGMA 3E3    SIEGMA 3E3 system -
                              Includes 1 yr.                           $350,000.00      15.00%
--------------- ------------- ----------------------- ---------------- --------------- ----------------
                              servicing and
                              maintenance, 1yr.
                              Warranty,
--------------- ------------- ----------------------- ---------------- --------------- ----------------
                              training, and
                              shipping/handling.
--------------- ------------- ----------------------- ---------------- --------------- ----------------

--------------- ------------- ----------------------- ---------------- --------------- ----------------
HiEnergy        MP2           Extended
                              maintenance - 1 yr.
                              increment.                                $26,400.00      15.00%
--------------- ------------- ----------------------- ---------------- --------------- ----------------

--------------- ------------- ----------------------- ---------------- --------------- ----------------
HiEnergy        WRNT          Extended
                              warranty - 1 yr
                              increments                               TBD              15.00%
--------------- ------------- ----------------------- ---------------- --------------- ----------------

GTSI Pricing MATRIX
COPY TO SHIRLEY THOMPSON
--------------- -------------  ---------------- ------------------- ----------- ---------- ------------
 VENDOR NAME    VENDOR PART    GTSI             WARRANTY TYPE       WARRANTY     WEIGHT     PRODUCTS
                     #         additional       replace SW,          Time                  COUNTRY OF
                               DISCOUNT% FOR    Replace HW,                                  ORIGIN
                               GWAC'S,          Depot/On-Site
                               IDIQ's, BPA's,
                               State & Local,
                               etc
--------------- -------------  ---------------- ------------------- ----------- ---------- ------------
--------------- -------------  ---------------- ------------------- ----------- ---------- ------------
HiEnergy        SIEGMA 3E3
                               n/a              Full - Software     1 YR.        105 lbs       U.S.A.
--------------- -------------  ---------------- ------------------- ----------- ---------- ------------


                                                Pro-rated-Hardware
--------------- -------------  ---------------- ------------------- ----------- ---------- ------------

                                                Parts & Labor
--------------- -------------  ---------------- ------------------- ----------- ---------- ------------

--------------- -------------  ---------------- ------------------- ----------- ---------- ------------


--------------- -------------  ---------------- ------------------- ----------- ---------- ------------
HiEnergy        MP2            n/a
--------------- -------------  ---------------- ------------------- ----------- ---------- ------------

--------------- -------------  ---------------- ------------------- ----------- ---------- ------------
HiEnergy        WRNT           n/a


--------------- -------------  ---------------- ------------------- ----------- ---------- ------------


PRICING AND PRODUCT LISTED ABOVE VALID FOR SIX MONTHS

REMITTANCE INFORMATION:

Remit Payment Information
-------------------------
Accounts Payable Contact name: Carrie Geyer
Address: 1601 Alton Parkway, Unit B
City, State, Zip: Irvine, California 92606
Phone: (949) 757-0855 Ext. 211
FAX: (949) 757-1477
Email Address: cgeyer@hienergyinc.com

Return Product Info
-------------------
Contact name: Sean Moore
Address: 1601 Alton Parkway, Unit B
City, State, Zip: Irvine, California 92606
Phone: (949) 757-0857
Email Address: smoore@hienergyinc.com

Purchase Order Information
--------------------------
PO Contact Name: Roger Spillmann or Sean Moore
Address if different from above
City State Zip
Phone: (949) 757-0860
FAX: (949) 757-1477
Email Address: rspillmann@hienergyinc.com

Pricing Contact
---------------
Name of person Responsible for Pricing: Roger Spillmann
Phone number: (949) 757-0860
FAX Number: (949) 757-1477
Email Address: rspillmann@hienergyinc.com

CURRENT COMPANY NAME: HiEnergy Technologies, INC.
COMPANY TAX ID # 912-022-980
Internet address: www.hienergyinc.com